Exhibit 99.1

Harvard Bioscience Announces First Quarter 2022 Financial Results

•	Revenue up 7% year-over-year despite volatility in China related to COVID-19 and global supply chain headwinds

HOLLISTON, Mass., May 4, 2022 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the first quarter ended March 31, 2022.

Jim Green, Chairman and CEO, said, “Our revenue was up 7% on strength from North American sales despite the impact of lockdowns in China. Demand for our pre-clinical and cellular/molecular (CMT) products continued to be strong, up 7% and 10%, respectively. Adjusted operating income for Q1 was lower than prior year due primarily to higher material, freight and labor costs associated with ongoing global supply disruptions. We also funded growth investments in R&D and marketing. On a GAAP basis, we recorded an operating loss that included an accrual of $5 million of legal fees and other costs to resolve litigation connected to activities of a former subsidiary. Gross margin was stable at 57% as improved pricing and product mix was offset by higher COGS.”

Mr. Green concluded, “Sales momentum in North America and improving sales in Europe, combined with a strong backlog underpins our growth outlook. We expect a strong second half recovery in China, though volatility from short term order delays that started in Q1 could take longer to recover. Given the volatility in China, we are adjusting our annual revenue growth guidance to 8% to 13% compared to 2021. This growth remains net of trimming lower value-add products. With sales efforts focused on higher value products and channels, new products launched in 2021 and improvements in internal operations, we expect to improve gross margin by over a percentage point and to deliver adjusted operating margins in the range of 14% to 16%. These anticipated profit improvements include planned expense reductions in the year. However, we will continue incremental investments in R&D to sustain double-digit growth over the long run.”

Quarterly Financial Results Summary	Q1'22		Q1'21

Revenues	$ 28.8	million	$ 27.0	million

Operating Loss (GAAP)	$ (6.7)	million	$ (0.2)	million
Adjusted Operating Income	$ 2.4	million	$ 3.2	million
Operating Margin (GAAP)	(23.3)%		(0.9)%
Adjusted Operating Margin	8.2%		12.0%

Diluted Loss Per Share (GAAP)	$ (0.17)		$ (0.02)
Diluted Adjusted Earnings Per Share	$ 0.04		$ 0.05

Net Debt*	$ 44.6	million	$ 39.1	million

* Debt outstanding less cash and cash equivalents

For more details on Q1 2022 performance, a slide presentation that will be referenced during the webcast referenced below will be posted to our Investor Relations website shortly before the webcast begins.

Please refer to the exhibits below for a reconciliation of certain non-GAAP to GAAP financial measures, including operating income, net income and loss, diluted earnings per share and adjusted EBITDA. Please see “Use of Non-GAAP Financial Information” for additional information regarding our use of such adjusted financial information.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. You can access the live conference call by dialing the following phone numbers: toll-free 1 (877) 303-7611 or international 1 (970) 315-0445 and referencing the conference ID# 6757353.

The conference call will be simultaneously webcast and can be accessed through the Harvard Bioscience website. To listen to the webcast, log on: http://investor.harvardbioscience.com/ and click on the Earnings Call icon.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as amortization of intangibles related to acquisitions, costs related to acquisition, disposition and integration initiatives, impairment charges, severance, restructuring and other business transformation expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Any non-GAAP financial statement information included herein are accompanied by a reconciliation to the nearest corresponding GAAP measure which are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental research, discovery, and pre-clinical testing for drug development. Our customers range from renowned academic institutions and government laboratories, to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in North America, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, industry outlook, the impact of the COVID-19 pandemic and related supply chain disruptions on the Company’s business, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our other filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein may cause the Company's actual results to differ materially from those in the forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please contact Michael A. Rossi, Chief Financial Officer at (508) 893-8999

Exhibit 1

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2022	March 31, 2021

Revenues	$28,778	$26,989
Cost of revenues	12,601	11,558
Gross profit	16,177	15,431

Operating expenses:
Sales and marketing expenses	6,687	5,386
General and administrative expenses	6,325	6,333
Research and development expenses	3,220	2,487
Amortization of intangible assets	1,466	1,464
Settlement of litigation	5,191	—
Total operating expenses	22,889	15,670

Operating loss	(6,712)	(239)

Other (expense) income:
Interest expense	(384)	(411)
Other income (expense), net	78	(34)
Total other expense	(306)	(445)

Loss before income taxes	(7,018)	(684)
Income tax benefit	(138)	(15)
Net loss	$(6,880)	$(669)

Loss per common share:
Basic and diluted	$(0.17)	$(0.02)

Weighted-average common shares:
Basic and diluted	41,219	39,787

Exhibit 2

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$5,433	$7,821
Accounts receivables	20,274	21,834
Inventories	28,711	27,587
Other current assets	5,030	4,341
Total current assets	59,448	61,583
Property, plant and equipment	3,499	3,415
Goodwill and other intangibles	83,234	85,074
Other long-term assets	11,863	12,272
Total assets	$158,044	$162,344

Liabilities and Stockholders' Equity
Current portion, long-term debt	$2,720	$3,235
Other current liabilities	24,506	22,081
Total current liabilities	27,226	25,316
Long-term debt, net	46,244	45,095
Other long-term liabilities	8,199	8,532
Stockholders’ equity	76,375	83,401
Total liabilities and stockholders’ equity	$158,044	$162,344

Exhibit 3

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Year Ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net loss	$(6,880)	$(669)
Adjustments to operating cash flows	2,818	2,894
Changes in operating assets and liabilities	2,076	(1,188)
Net cash (used in) provided by operating activities	(1,986)	1,037

Cash flows from investing activities:
Additions to property, plant and equipment	(471)	(151)
Additions to intangible assets	-	(150)
Net cash used in investing activities	(471)	(301)

Cash flows from financing activities:
Borrowing from revolving line of credit	1,500	-
Repayment of revolving line of credit	-	(4,000)
Repayment of term debt	(936)	(500)
Payments of debt issuance costs	-	(101)
Proceeds from exercise of stock options	31	1,924
Taxes related to net share settlement of equity awards	(501)	(464)
Net cash provided by (used in) financing activities	94	(3,141)

Effect of exchange rate changes on cash	(25)	(97)
Decrease in cash and cash equivalents	(2,388)	(2,502)
Cash and cash equivalents at the beginning of period	7,821	8,317
Cash and cash equivalents at the end of period	$5,433	$5,815

Exhibit 4

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Three Months Ended March 31, 2022

(in thousands, except per share data)

			Acquired	Settlement,
		Stock-Based	Assets	Restructuring,	Income
Statement of Operations	GAAP	Compensation	Amortization	Transformation	Taxes	ADJUSTED

Revenues	$28,778	-	-	-	-	$28,778
Cost of revenues	12,601	(36)	(11)	(75)	-	12,479
Gross profit	16,177	36	11	75	-	16,299

Gross Margin	56.2%					56.6%

Operating expenses:
Sales and marketing expenses	6,687	(154)	(2)	(115)	-	6,416
General and administrative expenses	6,325	(791)	(16)	(1,092)	-	4,426
Research and development expenses	3,220	(42)	(10)	(77)	-	3,091
Amortization of intangible assets	1,466	-	(1,466)	-	-	-
Settlement of litigation	5,191	-	-	(5,191)	-	-
Total operating expenses	22,889	(987)	(1,494)	(6,475)	-	13,933

Operating Expenses - % of Revenues	79.5%					48.4%

Operating (loss) income	(6,712)	1,023	1,505	6,550	-	2,366

Operating Margin	-23.3%					8.2%

Other (expense) income:
Interest expense	(384)	-	-	-	-	(384)
Other income, net	78	-	-	-	-	78
Total other expense	(306)	-	-	-	-	(306)

(Loss) income before income taxes	(7,018)	1,023	1,505	6,550	-	2,060
Income tax (benefit) expense	(138)	-	-	-	682	544
Net (loss) income	$(6,880)	$1,023	$1,505	$6,550	$(682)	$1,516

(Loss) income per share	$(0.17)					$0.04

Diluted weighted average common shares	41,219					42,977

Exhibit 4.1

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Three Months Ended March 31, 2021

(in thousands, except per share data)

			Acquired
		Stock-Based	Assets	Restructuring,	Income
Statement of Operations	GAAP	Compensation	Amortization	Transformation	Taxes	ADJUSTED

Revenues	$26,989	-	-	-	-	$26,989
Cost of revenues	11,558	(20)	(19)	(53)	-	11,466
Gross profit	15,431	20	19	53	-	15,523

Gross Margin	57.2%					57.5%

Operating expenses:
Sales and marketing expenses	5,386	(92)	(2)	(41)	-	5,251
General and administrative expenses	6,333	(834)	(17)	(846)	-	4,636
Research and development expenses	2,487	(22)	(11)	(45)	-	2,409
Amortization of intangible assets	1,464	-	(1,464)	-	-	-
Total operating expenses	15,670	(948)	(1,494)	(932)	-	12,296

Operating Expenses - % of Revenues	58.1%					45.6%

Operating (loss) income	(239)	968	1,513	985	-	3,227

Operating Margin	-0.9%					12.0%

Other expense:
Interest expense	(411)	-	-	-	-	(411)
Other expense, net	(34)	-	-	-	-	(34)
Total other expense	(445)	-	-	-	-	(445)

(Loss) income before income taxes	(684)	968	1,513	985	-	2,782
Income tax (benefit) expense	(15)	-	-	-	744	729
Net (loss) income	$(669)	$968	$1,513	$985	$(744)	$2,053

(Loss) income per share	$(0.02)					$0.05

Diluted weighted average common shares	39,787					42,109

Exhibit 5

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands)

	Three Months Ended
	March 31, 2022	March 31, 2021
Operating income	$(6,712)	$(239)
Stock-based compensation expense	1,023	968
Acquired asset amortization	1,505	1,513
Settlements, restructuring and transformation costs	6,550	985
Adjusted operating income	2,366	3,227
Depreciation expense	382	445
Adjusted EBITDA	$2,748	$3,672